Exhibit 99.1

CONTACTS:	Dennis M. Oates	Ross C. Wilkin	Brian M. Rayle
	Chairman,	VP Finance, CFO	Managing Director
	President and CEO	and Treasurer	Libertatis Consulting
	(412) 257-7609	(412) 257-7662	(440) 827-2019

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS SECOND QUARTER 2016 RESULTS

•	Net Sales in the Second Quarter Total $41.0 Million, up 3.6% Sequentially

•	Gross Margin in the Second Quarter Improves to $4.3 million, or 10.6% of Sales

•	Cash Flow From Operating Activities in the Second Quarter Totals $5.2 Million

•	Net Loss in the Second Quarter Totals $0.11 per Diluted Share Versus a Net Loss per Diluted Share of $0.34 in the First Quarter of 2016

BRIDGEVILLE, PA, July 27, 2016 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported financial results for the second quarter of 2016 showing broad improvements over the first quarter of 2016.

Net sales for the second quarter of 2016 were $41.0 million, up 3.6% sequentially from the first quarter of 2016, with the increase driven primarily by sales to the Aerospace end market. In the second quarter of 2015, net sales were $49.6 million. For the first six months of 2016, net sales were $80.6 million, compared with $105.6 million in the same period of 2015.

The Company’s gross margin for the second quarter of 2016 improved to $4.3 million, or 10.6% of sales, compared with $1.3 million, or 3.4% of sales, in the first quarter of 2016. The improvement reflects the benefit of productivity enhancements, as well as better alignment of customer surcharges and input commodity costs. In the second quarter of 2015, gross margin was $5.2 million, or 10.5% of sales.

For the second quarter of 2016, the Company generated cash flow from operating activities of $5.2 million, primarily through improved operating results and lower working capital. Capital expenditures for the second quarter were $0.9 million, and total debt was reduced by $5.1 million.

The Company’s net loss for the second quarter of 2016 was $0.8 million, or $0.11 per diluted share, improved from a net loss of $2.4 million, or $0.34 per diluted share, in the first quarter of 2016. In the second quarter of 2015, the Company had a net loss of $0.4 million, or $0.05 per diluted share.

Backlog (before surcharges) at June 30, 2016 was $38.5 million, down 3.3% from $39.8 million at the end of the 2016 first quarter. Shorter customer lead times have continued to keep the Company’s backlog lower than normal.

Sales of premium alloys in the second quarter of 2016 totaled $3.8 million, or 9.2% of sales, compared with $4.2 million, or 8.6% of sales, in the second quarter of 2015. Premium alloy sales in the first six months of 2016 were $7.8 million, or 9.7% of total sales, compared with $9.3 million, or 8.8% of total sales, in the same period of 2015.

Chairman, President and CEO Dennis Oates commented: “The return to double-digit gross profit margin was a key driver to our sequential profitability improvement and the generation of $5.2 million of cash flow from operations in second quarter. Improved operational productivity and better alignment of input commodity costs and surcharges have positioned us to have healthy incremental margins when demand further improves.

“As expected, 2016 continues to be a transition year and is evolving with modest improvements in market demand. However, demand is currently tempered by lingering economic uncertainty and short industry lead-times.

“As we start the second half of 2016, we remain fully focused on capturing opportunities in this recovering marketplace while continuing to advance the transformation of Universal Stainless through our move to higher value, higher margin premium alloys.”

Webcast

The Company has scheduled a conference call for today, July 27, at 10:00 a.m. (Eastern) to discuss second quarter 2016 results. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the third quarter of 2016.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

-TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Net Sales
Stainless steel	$30,172	$36,955	$59,449	$81,353
High-strength low alloy steel	3,784	4,154	7,563	9,432
Tool steel	4,305	5,086	8,207	8,893
High-temperature alloy steel	1,626	2,051	3,266	3,469
Conversion services and other sales	1,143	1,364	2,139	2,446

Total net sales	41,030	49,610	80,624	105,593
Cost of products sold	36,691	44,424	74,944	94,697

Gross margin	4,339	5,186	5,680	10,896
Selling, general and administrative expenses	4,591	4,961	8,429	9,655

Operating (loss) income	(252)	225	(2,749)	1,241
Interest expense	(887)	(605)	(1,870)	(1,227)
Deferred financing amortization	(61)	(160)	(888)	(320)
Other (expense) income, net	(39)	11	(92)	(33)

Loss before income taxes	(1,239)	(529)	(5,599)	(339)
Benefit for income taxes	(437)	(173)	(2,357)	(108)

Net loss	$(802)	$(356)	$(3,242)	$(231)

Net loss per common share -Basic	$(0.11)	$(0.05)	$(0.45)	$(0.03)

Net loss per common share -Diluted	$(0.11)	$(0.05)	$(0.45)	$(0.03)

Weighted average shares of common stock outstanding
Basic	7,196,891	7,061,545	7,179,746	7,058,026
Diluted	7,196,891	7,061,545	7,179,746	7,058,026

MARKET SEGMENT INFORMATION

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Net Sales
Service centers	$29,817	$34,393	$57,331	$71,804
Original equipment manufacturers	3,395	5,790	7,690	12,736
Rerollers	3,281	4,162	6,496	10,819
Forgers	3,394	3,901	6,968	7,788
Conversion services and other sales	1,143	1,364	2,139	2,446

Total net sales	$41,030	$49,610	$80,624	$105,593

Tons shipped	8,313	8,909	15,884	18,801

MELT TYPE INFORMATION

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Net Sales
Specialty alloys	$36,108	$44,001	$70,644	$93,863
Premium alloys *	3,779	4,245	7,841	9,284
Conversion services and other sales	1,143	1,364	2,139	2,446

Total net sales	$41,030	$49,610	$80,624	$105,593

END MARKET INFORMATION **

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Net Sales
Aerospace	$26,293	$30,379	$51,659	$64,140
Power generation	3,427	5,074	6,924	12,398
Oil & gas	2,834	4,113	6,179	10,214
Heavy equipment	4,371	4,975	8,404	8,967
General industrial, conversion services and other sales	4,105	5,069	7,458	9,874

Total net sales	$41,030	$49,610	$80,624	$105,593

*	Premium alloys represent all vacuum induction melted (VIM) products.
**	The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, that they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2016	2015
Assets
Cash	$68	$112
Accounts receivable, net	20,033	17,683
Inventory, net	84,749	83,373
Other current assets	2,585	2,584

Total current assets	107,435	103,752
Property, plant and equipment, net	188,246	193,505
Other long-term assets[1]	84	45

Total assets	$295,765	$297,302

Liabilities and Stockholders’ Equity
Accounts payable	$18,539	$11,850
Accrued employment costs	3,442	3,256
Current portion of long-term debt	4,564	3,000
Other current liabilities	934	640

Total current liabilities	27,479	18,746
Long-term debt[1]	67,036	72,884
Deferred income taxes	18,301	20,666
Other long-term liabilities	30	29

Total liabilities	112,846	112,325
Stockholders’ equity	182,919	184,977

Total liabilities and stockholders’ equity	$295,765	$297,302

[1]	Reflects the retrospective adoption of ASC 2015-3, “Simplifying the Presentation of Debt Issuance Costs” which resulted in the reclassification of $1,253 of deferred financing costs from other long-term assets to a reduction of debt at December 31, 2015 to be consistent with the current period presentation.

CONSOLIDATED STATEMENTS OF CASH FLOW

	Six months ended
	June 30,
	2016	2015
Operating activities:
Net loss	$(3,242)	$(231)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,147	9,181
Deferred income tax	(2,365)	(2)
Write-off of deferred financing costs	768	—
Share-based compensation expense	684	961
Net gain on asset disposals	(349)	—
Changes in assets and liabilities:
Accounts receivable, net	(2,350)	(1,123)
Inventory, net	(2,141)	1,011
Accounts payable	6,140	(5,831)
Accrued employment costs	186	(2,782)
Income taxes	265	(272)
Other, net	19	(1,039)

Net cash provided by (used in) operating activities	6,762	(127)
Investing activities:
Capital expenditures	(1,736)	(5,819)
Proceeds from sale of property, plant and equipment	1,571	—

Net cash used in investing activities	(165)	(5,819)
Financing activities:
Borrowings under revolving credit facility	131,030	63,848
Payments on revolving credit facility	(152,298)	(56,512)
Borrowings under term loan facility	30,000	—
Payments on term loan facility, capital leases, and convertible notes	(15,171)	(1,500)
Payments of deferred financing costs	(702)	—
Proceeds from the issuance of common stock	500	388

Net cash (used in) provided by financing activities	(6,641)	6,224

Net (decrease) increase in cash	(44)	278
Cash at beginning of period	112	142

Cash at end of period	$68	$420